EXHIBIT 10.5

                       Wuhan Public Golden School Network


         Co-operation Agreement for Transmission of Education Materials

Between:

Party A: Wuhan Cable TV

Party B: Shenzhen Rayes Electronic Network System Co., Ltd. (Wuhan Branch)


In order to promote the development of a modern educational network in Wuhan, Wuhan Cable TV (Party A) and Shenzhen Rayes Electronic Network System Co., Ltd. (Wuhan Branch) (Party B) have conducted negotiations to reach the following cooperation agreement for high-speed digital broadcast development of distant education:

1. Party A will provide one complete TV band (within the Party A network) for transmission of information on distance education. It guarantees to use the most modern software and hardware facilities of the broadcast system for the transmission network and maintenance for regular broadcasting.


2. Party A will guarantee to use its own media for free advertisements and promotion of the business. Other advertising costs are to be equally shared by both par ties.


3. Party B is responsible for production and organization of education resources, the software required to interface with the broadcasting system, and development application software for customers. It is also responsible for maintenance and enhancement. To assist Party A in market promotion, customer installation and servicing, it will guarantee the stability of the data storage and the computer system. Party B is also responsible for enlisting the support of the Wuhan Education Commission in this project (including the organisation and marketing of educational material).


4. The production and organizational quality of the educational materials will be in accordance with national and local news discipline rules, educational plans and other requirements, and will be assessed and guided by the Wuhan Education Commission. Both Party A and Party B enjoy right to use the materials, and the authority to reject it.


5. Profit Sharing


a. Sharing principles

Priority shall be given to the continual development of the services to disseminate the teaching materials, and to retain the keen participation from teachers. The main principle is to first pay the teachers for their contributions and other relevant expenses. Currently, the standard fees for

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contribution of an article is RMB20 per 1,000 characters (any changes to this will be discussed and settled separately). Relevant expenses are to be agreed on by both parties according to facts and support.


b. Sharing ratio
Party A and Party B will share the total income according to a 50: 50 ratio. When the number of customers reaches more than 20,000, the sharing ratio will be altered to 60: 40 in favor of Party A.

Total income is calculated as:
Fees from schools and individual students
Minus

Expenses for teachers as agreed on by Party A and Party B
Minus
Other shared expenses

Total shared expenses includes: (i) allowances for teachers for educational materials both inside and out of classes; (ii) All expenses incurred by Parties A & B related to teachers and teaching materials; (iii) All non-Party A media advertising and promotional expenses.

c. Party A and Party B will determine the number of users every 3 months.

6. Liability for breach of contract
If Parties A or Party B fail to fulfill their obligations under this agreement, or seriously breach the provisions of this agreement, and where such failure or breach is unavoidable and results in inability to execute the provisions and aims of this agreement, such failure or breach shall be viewed as a breach of contract. Either party shall have the right to seek damages from the party in breach, and either party has the right to terminate this agreement in accordance with the provisions of this agreement. The Party in breach must compensate the other Party for economic loss.


7. Amendments to, and revisions of, this Agreement


a. If the terms of this Agreement cannot be carried out as a result of the changes in the related laws, regulations or policies, one Party concerned must notify the other Party immediately and present the above mentioned related documents.

b. The parties, under above mentioned circumstances, shall make amendments to and revisions of this Agreement through negotiations to protect both parties against losses incurred. If a Party to this Agreement does not agree to make such amendments and revisions, the other Party shall be entitled to terminate this Agreement by providing a 30 days' prior written notice to the former Party.

c. Any amendments and revisions shall only become effective upon signature by the representative of both Party A and B.


8. Force Majeure
If either Party suffers from earthquake, typhoon, flood, war or other cause of Force Majeure, it shall not be held responsible for failure or delay to perform this Agreement. However, the Party shall advise the other Party immediately of such occurrence by cable or telex, and within 30 days thereafter, shall furnish the latter with a certificate issued by the notarized organizations of the place

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where the accident occurs as evidence thereof. Under such circumstances, the
Agreement, after consultation between the parties, may be terminated or released parties from, or postponed.


9.   Settlement of disputes

a. All questions relating to the validity, construction, performance, amendment or termination of the Agreement shall be governed by the laws and regulations of China, as well as the regulations promulgated by broadcast and TV administrative authorities.

b. Any disputes or difference of opinions arising out of the performance of this Agreement shall be first settled by amicable negotiation between both parties.

c. In case no settlement can be reached through negotiation within 30 days, the case shall then be submitted to Wuhan Arbitration Commission for arbitration. The arbitration award is final and binding on both parties.

d. The performance of the part of this Agreement not subject to arbitration proceedings shall continue during arbitration proceedings.

e. The termination of this Agreement has no effect on both parties' right to submit disputes arising from this Agreement for arbitration.

f. All the arbitration fees shall borne by the losing Party as stipulated in the arbitration a ward.

10.  Miscellaneous

a. Detailed operational procedures shall be decided on through negotiations by both parties.

b. This Agreement and any right or obligations hereunder are not transferable or assignable by one Party to this Agreement without the prior written consent of the other party hereto.

c. If one Party to the Agreement neglects or delays to demand the overall performance of this Agreement by the other Party hereto, it does not indicate that the former has renounced this right or claim for all losses arising therefrom.

d. This Agreement including Annexes supersedes all previous verbal or written agreements which shall not be considered binding on both parties unless a written consent of the two parties exists.

e.   Each clause shall be deemed to be an integral part of this Agreement.

f. Other matters not covered herein shall be settled by both parties through friendly negotiations.

g. The Chinese version of this Agreement shall be the only authentic one and only become effective upon signature and seal by the two parties.

h.   This Agreementshall expire after a period of 3 years from the Effective
     Date.

i. This Agreement is made in quadruplicate and each Party keeps two copies of the Agreement.



Wuhan Cable TV
Representative Signature: [SIGNATURE SYMBOL]
Date: 10 March 2000


Shenzhen Rayes Electronic Network System Co., Ltd. (Wuhan Branch)
Representative Signature: [SIGNATURE SYMBOL]
Date: 10 March 2000

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